EXHIBIT 11

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                      REPUBLIC NEW YORK CORPORATION AND SUBSIDIARIES
                         COMPUTATION OF EARNINGS PER COMMON SHARE
                                        UNAUDITED
                           (In thousands except per share data)

                                                     Three Months Ended
                                                          March 31,
                                                ------------------------------
                                                     1996              1995
                                                -------------      ------------
Primary:
       Earnings:
          Net income                            $    99,592        $    87,513
          Less preferred stock dividends             (7,777)           (10,170)
                                                    -------            -------

          Net income applicable to common
              stock                             $    91,815        $    77,343
                                                    =======            =======

       Shares:
          Average number of common and common
              equivalent shares outstanding          56,021             52,302
                                                    =======            =======

       Net income per common share              $      1.64        $      1.48
                                                    =======            =======

Fully Diluted:

       Earnings:
          Net income applicable to common
              stock                             $    91,815        $    77,343

          Add dividends applicable to
              convertible preferred stock                --              2,911
                                                    -------            -------

          Net income applicable to common
              stock as adjusted                 $    91,815        $    80,254
                                                    =======            =======

       Shares:
          Average number of common and common
              equivalent shares outstanding          56,021             52,302

          Add shares assumed issued upon
              exercise of stock options                  --                202

          Add shares assumed issued upon
              conversion of preferred stock              --              3,569
                                                    -------            -------

          Average number of common and common
              equivalent shares outstanding          56,021             56,073
                                                    =======            =======

       Net income per common share              $      1.64        $      1.43
                                                    =======            =======
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